UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014 (April 24, 2014)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On April 24, 2014, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the early tender results for its previously announced cash tender offer (the “Tender Offer”) for any and all of its 9.50% Senior Notes due 2015 (the “2015 Notes”). The Company also announced that it completed an offering of $3.0 billion in aggregate principal amount of its senior notes (the “Notes”) at par, which was a condition to its obligation to accept for purchase and to pay for any 2015 Notes in the Tender Offer. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes were issued in two separate series: $1.5 billion in Floating Rate Senior Notes due 2019 that will bear interest at LIBOR plus 3.25%, reset quarterly, and $1.5 billion in 4.875% Senior Notes due 2022. The Notes were issued pursuant to an Indenture, dated as of April 24, 2014, by and among the Company, the subsidiary guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the First Supplemental Indenture dated as of April 24, 2014, and the Second Supplemental Indenture, dated as of April 24, 2014. The Indenture, First Supplemental Indenture, and Second Supplemental Indenture are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb Executive Vice President – General Counsel and Corporate Secretary

Date: April 29, 2014

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of April 24, 2014, by and among the Company, the subsidiaries signatory thereto, as Subsidiary Guarantors, and Deutsche Bank Trust Company Americas, as Trustee.

4.2	First Supplemental Indenture, dated as of April 24, 2014, to Indenture dated as of April 24, 2014 with respect to Floating Rate Senior Notes due 2019.

4.3	Second Supplemental Indenture, dated as of April 24, 2014, to Indenture dated as of April 24, 2014 with respect to 4.875% Senior Notes due 2022.

99.1	Chesapeake Energy Corporation press release dated April 24, 2014.

4